EXHIBIT 16.2

Ernst and Young LLP
8484 Westpark Drive
McLean, VA 22102

February 15, 2002

Securities and Exchange Commission
Filer Support 2
Mail Stop 1-4
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 15, 2002 of Solar Satellite Communication, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                            /s/ Ernst and Young LLP
                                                -------------------
                                                Ernst and Young LLP